Exhibit 21.1

    Subsidiaries of Horizon Pharma Public Limited Company:

NAME:	JURISDICTION OF INCORPORATION:
Horizon Pharma Holdings Limited	Ireland
Horizon Pharma Capital Limited	Ireland
Horizon Pharma Finance Sarl	Luxembourg
Horizon Pharma Finance Limited	Ireland
Horizon Pharma, Inc.	Delaware
HZNP USA, Inc.	Delaware
Horizon Pharma USA, Inc.	Delaware
Horizon Pharma (UK) Limited	United Kingdom
Horizon Pharma Rheumatology LLC	Delaware
Horizon Pharma Rheumatology Limited	Ireland
Horizon Therapeutics, Inc.	Delaware
Hyperion Holding LLC	Delaware
Hyperion Therapeutics International Holdings Ltd	Ireland
Hyperion Therapeutics International Operating Ltd	Ireland
Horizon Therapeutics Ltd	United Kingdom
Hyperion Therapeutics Ireland Holding Limited	Ireland
Hyperion Therapeutics Ireland Operating Limited	Ireland
Horizon Pharma Israel Holding Corp. Ltd	Israel
Andromeda Biotech Limited	Israel
Horizon Pharma Holdings 2 Limited	Ireland
Horizon Pharma Services Limited	Ireland
Horizon Pharma Ireland Limited	Ireland
Horizon Pharma Switzerland GmbH	Switzerland
Horizon Pharma GmbH	Germany
HZNP Limited	Ireland
Hyperion (Bermuda) Limited	Bermuda
Horizon Pharma Treasury Ltd	Ireland
Horizon Pharma AON Limited	Ireland
Horizon Pharma DO Limited	Ireland
Horizon Pharma Tri Limited	Ireland
Horizon Pharma Investment Limited	Bermuda